Exhibit 2.23
                                                   (translation from Portuguese)




            MANUAL OF DISCLOSURE AND USE OF INFORMATION AND POLICY OF
                      NEGOTIATION OF SECURITIES ISSUED BY
                    COMPANHIA DE BEBDAS DAS AMERICAS - AmBev


                          INDIVIDUAL INVESTMENT PROGRAM

                                                   Expiration Date: 07/11/2007.-


                                I- IDENTIFICATION


          FUNDACAO ANTONIO E HELENA ZERRENNER - INSTITUICAO NACIONAL DE
                                  BENEFICENCIA


         Brazilian Taxpayer's Registry # CNPJ/MF = 60.480.480/0001-67 -
                               Zip Code 04538-132


     Av. Brigadeiro Faria Lima, 3900 - 11(o) andar - conj.1101 - Sao Paulo -
                                   Sao Paulo


          II - INDICATION OF CAPACITY UNDER WHICH IS FILLING THIS FORM:

                 Member of the controlling shareholders' group.


           III - DECLARATION OF THE AMOUNT AND CHARACTERISTICS OF THE
                          SECURITIES TO BE NEGOTIATED.



         Common Shares              Purchase                  870.600.000

         Preferred Shares           Sale                      444.332.513


               IV - IDENTIFICATION OF THE ISSUER OF THE SECURITIES

           Corporate Name : Companhia de Bebidas das Americas - AmBev Headquarters' Address: Rua Dr. Renato Paes de Barros, 1017 , 4(o) andar -
                                 CEP 04530-001
                                   Itaim BiBi

                             V - NEGOTIATION PERIODS

Monthly, during the 24-month following period, starting as of the current month (inclusive).-


                            VI - ADDITIONAL COMMENTS

The Foundation, intends to increase its participation in the voting capital stock of AmBev, in view of its condition as an institutional investor and its capacity as member of the controlling shareholders' group, in accordance with the Shareholders Agreement dated 07/01/1999 and its Amendment dated 03/02/2004. To achieve this objective, it shall sell its preferred stock and acquire common stock, according to the estimated amounts set forth in item III of this document.

We hereby undertake to:
         a) follow the resolutions established in this instrument and present to AmBev justifications in the event that something to the contrary occurs;
         b) observe the prohibition terms set forth in the AmBev Manual, and not negotiate the securities acquired under the present Individual Investment Program during the 90-day period following the date of their acquisition;
         c) observe the expiration date of this plan and propose, in writing, its amendment, extension, or communicate its termination;
         d) negotiate only through registered brokers, according to the set forth in the AmBev Manual.


                                               Sao Paulo, July 11, 2005.

              MANUAL DE DIVULGACAO E USO INFORMACOES E POLITICA DE
                NEGOCIACAO DE VALORES MOBILIARIOS DE EMISSAO DA
                   COMPANHIA DE BEBIDAS DAS AMERICAS - AmBev

                       PROGRAMA INDIVIDUAL DE INVESTIMENTO

                                                       Vencimento : 11/07/2007.-


                                I - QUALIFICACAO


          FUNDACAO ANTONIO E HELENA ZERRENNER - INSTITUICAO NACIONAL DE
                                  BENEFICENCIA

                  CNPJ/MF = 60.480.480/0001-67 - CEP 04538-132


           Av. Brigadeiro Faria Lima, 3900 - 11(0) andar - conj.1101 -
                             Sao Paulo - Sao Paulo


            II - INDICACAO DA QUALIDADE EM QUE ESTA PREENCHENDO ESTE
                                   FORMULARIO

                Integrante do grupo de acionistas controladores.



            III - DECLARACAO DA QUANTIDADE E DAS CARACTERISTICAS DOS
                  VALORES MOBILIARIOS CUJA NEGOCIACAO SE PRETENDE.



                  Acoes Ordinarias      Compra         870.600.000

                  Acoes Preferenciais   Venda          444.332.513


         IV - QUALIFICACAO DA COMPANHIA EMISSORA DOS VALORES MOBILIARIOS

             Denominacao : Companhia de Bebidas das Americas - AmBev
      Endereco da Sede: Rua Dr. Renato Paes de Barros, 1017 , 4(0) andar -
                                 CEP 04530-001
                                   Itaim BiBi

                            V- PERIODOS DE NEGOCIACAO

Mensalmente, ao longo do periodo de 24 meses seguintes, a partir do corrente mes (inclusive).-

                           VI - COMENTARIOS ADICIONAIS

A Fundacao, objetiva ampliar a sua participacao acionaria n o capital votante da AmBev, em face da sua condicao de investidora institucional e da sua qualidade de integrante do grupo de acionistas controladores, nos termos do Acordo de Acionistas firmado em 01/07/1999 e seu Aditivo de 02/03/2004.
Para atingir esse objetivo, alienara as acoes preferenciais possuidas e adquirira acoes ordinarias, conforme as quantidades de acoes estimadas, mencionadas no item III deste documento.

Comprometemo-nos a:

a) seguir as definicoes estabelecidas neste instrumento e apresentar a AmBev as justificativas para os casos em que isto nao ocorra;
b) observar os prazos de vedacao previstos no Manual AmBev e a nao negociar com os valores mobiliarios adquiridos na forma deste Programa Individual de Negociacao pelo prazo minimo de 90 (noventa dias) da data da sua aquisicao;
c) observar o prazo de vencimento deste plano e apresentar alteracoes, sua renovacao ou a comunicar, por escrito, sua extincao;
d) negociar somente atraves das corretoras credenciadas, conforme definido no Manual AmBev.-

                                             Sao Paulo, 11 de julho de 2005.